As filed with the Securities and Exchange Commission on April 2, 2012

Registration No. 333-179496

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________

Amendment No. 2
to
FORM S-3/A
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Delaware	HERITAGE - CRYSTAL CLEAN, INC.	26-0351454
(State or other jurisdiction of incorporation or organization)	(Exact name of registrant as specified in its charter)	(I.R.S. Employer Identification Number)

2175 Point Boulevard, Suite 375
Elgin, IL  60123
(847) 836-5670

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Joseph Chalhoub
President and Chief Executive Officer
Heritage-Crystal Clean, Inc.
2175 Point  Boulevard, Suite 375
Elgin, IL  60123
(847) 836-5670

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark Harris
Heidi Steele
McDermott Will & Emery LLP
227 W. Monroe, Suite 4700
Chicago, IL  60606

Approximate date of commencement of proposed sale to the public:  From time to time following the effectiveness of this registration statement.
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If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. 

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. 

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. 

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. 

Indicate by check mark whether the Registrant is a large accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
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_____________________________

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

EXPLANATORY NOTE

        Heritage-Crystal Clean, Inc. is filing this Amendment No. 2 on Form S-3 to file an exhibit under Item 16 of Part II. This Amendment No. 3 does not change the previously filed financial statements or any of the other disclosures contained in the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules

Exhibits

1.1*	Form of Underwriting Agreement for Equity Securities
1.3*	Form of Underwriting Agreement for Depositary Shares, Stock Purchase Contracts, Stock Purchase Units, Rights and Units
3.1
Amended and Restated Certificate of Incorporation of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 3.1 to the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011)

3.2
Bylaws of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Amendment No. 6 to the Registrant’s Registration Statement on Form S-1 (SEC No. 333-1438640) filed with the SEC on February 25, 2008)

4.1
Form of Specimen Common Stock Certificate of Heritage-Crystal Clean, Inc. (incorporated herein by reference to Exhibit 4.1 of Amendment No. 7 to the Company’s Registration Statement on Form S-1 (No. 333-1438640) filed with the SEC on March 7, 2008)

4.2*	Form of Deposit Agreement
4.3*	Form of Depositary Receipt
4.4*	Form of Stock Warrant Agreement
4.5*	Form of Stock Purchase Contract
4.6*	Form of Stock Purchase Unit
4.7*	Form of Rights Agreement
5.1**	Opinion of McDermott Will & Emery LLP
12.1***	Computation of Ratio of Earnings to Fixed Charges
23.1***	Consent of Grant Thornton LLP with respect to the financial statements of the Registrant
23.2	Consent of McDermott Will & Emery LLP (included in the opinion filed as Exhibit 5.1)
24***	Powers of Attorney
__________
* To be subsequently filed by amendment or as an exhibit to a Current Report on Form 8-K.
** Filed herewith.
***Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois on April 2, 2012.

Heritage-Crystal Clean, Inc.

By:	/s/ Joseph Chalhoub
Name:	Joseph Chalhoub
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on April 2, 2012.

Signature	Title

/s/ Joseph Chalhoub	President, Chief Executive Officer and Director (Principal Executive Officer of the Registrant)
Joseph Chalhoub
/s/ Mark DeVita	Chief Financial Officer, (Principal Financial Officer of the Registrant)
Mark DeVita
/s/ Gregory Ray	Chief Operating Officer of the Registrant
Gregory Ray
/s/ Ellie Chaves	Chief Accounting Officer of the Registrant
Ellie Chaves
*	Director
Fred Fehsenfeld, Jr.
*	Director
Donald Brinckman
*	Director
Bruce Bruckmann
*	Director
Carmine Falcone
*	Director
Charles E. Schalliol
*	Director
Robert W. Willmschen, Jr.

*  Pursuant to Power of Attorney

/s/ Gregory Ray
Gregory Ray